United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 9, 2008
UTi Worldwide Inc.
(Exact name of Registrant as Specified in its Charter)
000-31869
(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)
562.552.9400
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 10.1

UTi Worldwide Inc.
Current Report on Form 8-K
June 9, 2008
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) Effective June 9, 2008, the Board of Directors of UTi Worldwide Inc. (the “Company”) adopted the UTi Worldwide Inc. Supplemental Benefits Allowance Program (the “Program”). Under the Program, certain U.S.-based senior executives, including the Company’s chief financial officer and other U.S.-based named executive officers (excluding the chief executive officer), receive a supplemental benefit annual allowance, initially established at $25,000 per year. The Program provides flexibility in allowing each participating executive to select from a menu of pre-approved supplemental benefits those benefits that are most beneficial to the executive and his or her business needs. The Compensation Committee administers the Program, and may in its discretion adjust the annual supplemental benefit allowance amount, establish different annual allowance amounts applicable to additional levels of executives, and change the menu of eligible benefits under the Program. The foregoing description of the Program is only a summary and is qualified in its entirety by the actual Program, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description

10.1	UTi Worldwide Inc. Supplemental Benefits Allowance Program, effective June 9, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.
Date: June 10, 2008	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President – Enterprise Support Services & General Counsel